                                                                   Exhibit 10.38
                           LOWRANCE ELECTRONICS, INC.

                              AMENDED AND RESTATED
                             2001 STOCK OPTION PLAN

1.       PURPOSE

         This Amended and Restated Stock Option Plan (this "Plan") is intended as an incentive and to encourage stock ownership by officers and other key employees of Lowrance Electronics, Inc. (the "Corporation") or of its parent corporation or its subsidiary corporations (collectively, the "Affiliates") as such terms are defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code") so that they may acquire or increase their proprietary interest in the success of the Corporation and its Affiliates, and to encourage them to remain in the employ of the Corporation or of its Affiliates. It is further intended that options issued pursuant to this plan may constitute incentive stock options within the meaning of Section 422 of the Code, to the extent such options are embodied in an incentive stock option agreement containing such provisions as are required by this Plan with respect to such options.

2.       ADMINISTRATION

         This Plan shall be administered by the Compensation Committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist solely of three or more Outside Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts approved by a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time at its discretion select the key employees who shall be granted options or stock appreciation rights and determine the amount of stock to be optioned to each.

         The Committee shall have the power, subject to and within the limits of the express provisions of this Plan:

         (a) To determine from time to time which of the eligible persons shall be granted options or stock appreciation rights under this Plan, and the time or times when, and the number of shares for which, an option or options or stock appreciation rights shall be granted to such persons;

         (b) To prescribe the other terms and provisions (which need not be identical) of each option granted under this Plan to eligible persons;

         (c) To construe and interpret this Plan and options granted under it and to establish, amend and revoke rules and regulations for administration. The Committee, in the exercise of this power, may correct any defect or supply any omission, or reconcile any inconsistency in this Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make this Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Corporation. All decisions and determinations by the Committee in exercising this power shall be final and binding upon the Corporation and the optionees;

         (d) To determine the duration and purposes of leaves of absence which may be granted to an optionee without constituting a termination of his or her employment for purposes of this Plan; and

         (e) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Corporation with respect to this Plan.

         No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

3.       ELIGIBILITY TO RECEIVE INCENTIVE STOCK OPTIONS

         The persons who shall be eligible to receive incentive stock options shall be such key employees (including officers, whether or not they are directors) of the Corporation or its Affiliates existing from time to time as the Committee shall select from time to time. An optionee may hold more than one incentive stock option, but only on the terms and subject to the restrictions hereafter set forth. No person shall be eligible to receive an incentive stock option for a larger number of shares than is recommended for him or her by the Committee.

4.       ELIGIBILITY TO RECEIVE NON-QUALIFIED STOCK OPTIONS

         The persons who shall be eligible to receive non-qualified stock options shall be such key employees (including officers, whether or not they are directors) and directors of the Corporation or its Affiliates existing from time to time as the Committee shall select from time to time. An optionee may hold more than one non-qualified stock option, but only on the terms and subject to the restrictions hereafter set forth. No person shall be eligible to receive a non-qualified stock option for a larger number of shares than is recommended for him or her by the Committee, and no person shall be eligible to receive more than 120,000 non-qualified stock options.

5.       STOCK SUBJECT TO OPTIONS AND STOCK APPRECIATION RIGHTS

         The stock subject to the options and any stock appreciation rights shall be shares of the Corporation's authorized but unissued or reacquired $0.10 par value common stock (the "Common Stock"). The aggregate number of shares which may be issued under options pursuant to this Plan shall not exceed 300,000 shares of the Common Stock in the aggregate, subject to adjustment as provided in Section 10 hereof.

6.       LIMITATIONS ON INCENTIVE STOCK OPTIONS

         The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under this Plan and under all other incentive stock option plans of the Corporation and its Affiliates) shall not exceed $100,000.

7.       STOCK UNDER EXPIRED OPTION OR STOCK APPRECIATION RIGHTS

         In the event that any outstanding option and any associated stock appreciation right under this Plan for any reason expire or are terminated, the shares of Common Stock allocable to the unexercised portion of such option and any associated stock appreciation right may again be subjected to an option under this Plan. The provisions hereof shall not apply in the case of an option which expires or is terminated due to the exercise of an associated stock appreciation right, nor shall the provisions hereof apply in the case of a stock appreciation right which expires or is terminated due to the exercise of an associated option.

8.       TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

         Incentive stock options granted pursuant to this Plan shall be authorized and granted by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time deem appropriate. Incentive stock option agreements need not be identical, but each incentive stock option agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares. Each incentive stock option shall state the number of shares to which it pertains.

         (b) Option Price. Each incentive stock option shall state the option price, which shall be not less than 100% (110% in the case of an optionee who, at the time the option is granted, is considered for the purposes of Section 422(b)(6) of the Code to own more than 10% of the total combined voting power of all classes of Stock of the Corporation or its Affiliates as determined under Section 425 of the Code (herein referred to as a "10% Shareholder")) of the fair market value of the shares of Common Stock of the Corporation on the date of the granting of the option.

         (c) Method of Exercise and Payment. An incentive stock option may be exercised by the optionee delivering to the Committee on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase. The option price shall be payable (i) in cash in United States dollars upon the exercise of the incentive stock option, or
                  (ii) if the incentive stock option agreement so permits, in stock of the Corporation, or (iii) if the incentive stock option agreement so permits, by reducing the number of whole shares of Common Stock otherwise issuable to the optionee as a result of the exercise, or (iv) to the extent permitted by the incentive stock option agreement, by a combination of such methods.

         (d) Terms and Exercise of Incentive Stock Options. Except as otherwise expressly provided in this Plan, each incentive stock option granted pursuant to this Plan shall contain provisions established by the Committee setting forth the manner of exercise of such incentive stock option, and may, at the sole discretion of the

                  Committee, provide such restrictions on exercise as the Committee may deem appropriate.

                  Each incentive stock option granted under this Plan shall terminate as set forth therein; provided, that no incentive stock shall be exercisable after the expiration of ten years from the date of the granting of the option (five years in the case of an optionee who, at the time the option is granted, is a 10% Shareholder). Each incentive stock option granted under this Plan shall contain provisions making such option nontransferable by the optionee, except upon death, and exercisable during the optionee's lifetime only by the optionee.

9.       TERMS AND CONDITIONS OF NON-QUALIFIED STOCK OPTIONS

         Non-qualified stock options granted pursuant to this Plan shall be authorized and granted by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time deem appropriate. Non-qualified stock option agreements need not be identical, but each non-qualified stock option agreement shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares. Each non-qualified stock option shall state the number of shares to which it pertains.

         (b) Option Price. Each non-qualified stock option shall state the option price, which shall be determined by the Committee and which may be less than the fair market value of the shares of Common Stock of the Corporation on the date of the granting of the non-qualified stock option. The Committee, in fixing the option price, shall have full authority and discretion and shall be fully protected in doing so.

         (c) Method of Exercise and Payment. A non-qualified stock option may be exercised by the optionee delivering to the Committee on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase. The option price shall be payable (i) in cash upon the exercise of the non-qualified stock option, or (ii) if the non-qualified stock option agreement so permits, in stock of the Corporation, or (iii) if the non-qualified stock option agreement so permits, by reducing the number of whole shares of Common Stock otherwise issuable to the optionee as a result of the exercise, or (iv) to the extent permitted by the non-qualified stock option agreement, by a combination of such methods.

         (d) Terms and Exercise of Non-Qualified Stock Options. Except as otherwise expressly provided in this Plan, each non-qualified stock option granted pursuant to this Plan shall contain provisions established by the Committee setting forth the manner of exercise of such non-qualified stock option, and may, at the sole discretion of the Committee, provide such restrictions on exercise as the Committee may deem appropriate. Each non-qualified stock option granted under this Plan shall terminate as set forth therein; provided, that no non-qualified stock option shall be exercisable after the expiration of 10 years and six months from the date of the granting of the non-qualified stock option. Each non-qualified stock option granted under this Plan shall contain provisions making such non-qualified stock option nontransferable by the optionee, except upon death, and exercisable during the optionee's lifetime only by the optionee.

         (e) Notice in Agreement. Each non-qualified stock option shall specifically state that it is not intended as an incentive stock option.

10.      TERMS AND CONDITIONS OF INCENTIVE AND NON-QUALIFIED STOCK OPTIONS

         (a) Recapitalization. If the shares of Common Stock as a whole are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities of the Corporation, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment may be made by the Committee in the number and kinds of shares subject to this Plan, and the number, kinds and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change. Any such adjustment in an outstanding option, however, shall be made without a change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share of Common Stock covered by the option.

         (b) Reorganization or Liquidation. Each option agreement may contain such provisions relating to the dissolution, liquidation, reorganization, consolidation or merger of the Corporation, or the sale or disposition by the Corporation of substantially all of its assets, as the Committee may deem appropriate.

         (c)      Adjustments. To the extent that the adjustments described in
                  (a) above relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive; provided that each incentive stock option granted pursuant to this Plan shall not be adjusted in a manner that causes the incentive stock option to fail to continue to qualify as an incentive stock option within the meaning of
                  Section 422 of the Code.

11.      STOCK APPRECIATION RIGHTS

         (a) Grant. Stock appreciation rights may be granted by the Committee under this Plan upon such terms and conditions as the Committee may prescribe. A stock appreciation right may be granted only in connection with an option right previously granted or to be granted under this Plan. Each stock appreciation right shall contain a provision that it shall become non-exercisable and be forfeited if and to the extent the related option right is exercised, cancelled, forfeited, terminated or otherwise lapses. "Stock appreciation right" as used in this Plan means a right to receive the excess of the fair market value of a share of the Corporation's Common Stock on the date on which an appreciation right is exercised over the option price provided for in the related option agreement and is issued in consideration of services performed for the Corporation or for its benefit by the optionee. Such excess is hereafter called the "differential." "Option right" means the right to purchase shares of the Corporation's Common Stock under an incentive stock option or non-qualified stock option granted under this Plan.

         (b) Exercise of Stock Appreciation Rights: Stock appreciation rights shall be exercisable and be payable in the following manner:

                  (1) A stock appreciation right shall be exercisable at any time and to the extent the option to which it relates could be exercised; provided, however, that a stock appreciation right may be exercised only when the market price of the Common Stock subject to the related option exceeds the exercise price established under such option. Any person wishing to exercise a stock appreciation right shall give written notice of such exercise to the Committee addressed to the Committee's Chairman. Upon receipt of such notice, the Committee shall determine whether the stock appreciation rights shall be paid in cash or shares of Common Stock or any combination of cash and shares and shall instruct the Corporation accordingly. Upon receipt of such instructions from the Committee, the Corporation shall, without transfer or issue tax to the optionee or other person entitled to exercise the stock appreciation rights, deliver to the person exercising such right a certificate or certificates for shares of the Corporation's Common Stock which are issuable upon exercise of the stock appreciation right or cash or a combination thereof as the case may be. The date the Committee receives the written notice of exercise hereunder is referred to herein as the exercise date.

                  (2) The exercise of a stock appreciation right shall automatically result in the surrender and cancellation of the related option right by the grantee on a share-for-share basis to the extent shares under such related option right are used to calculate the shares or cash or combination thereof to be received by such grantee upon the exercise of such stock appreciation right. Shares covered by such surrendered option rights shall not be available for granting further options under this Plan.

                  (3) The Committee may impose any other conditions it prescribes upon the exercise of a stock appreciation right, which conditions may include a condition that the stock appreciation right may only be exercised in accordance with rules and regulations adopted by the Committee from time to time.

                  (4) Upon the exercise of a stock appreciation right and surrender and cancellation of the related option right, the Corporation shall give to the person surrendering the related option right an amount equivalent to the differential, in cash or shares of the Common Stock or any combination thereof as determined in accordance with subparagraph (b)(1) of this Section 11.

                  (5) The shares to be issued upon the exercise of a stock appreciation right may consist either in whole or in part of shares of the Corporation's authorized but unissued Common Stock or shares of the Corporation's authorized and issued Common Stock reacquired by the Corporation and held in its treasury. No fractional share of Common Stock shall be issued and the Committee shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.

         (c) Limitation on Payments. Notwithstanding any other provision of this Plan, the Committee may from time to time determine, including at the time of exercise, the maximum amount of cash or stock which may be given upon exercise of any stock appreciation right in any year; provided, however, that all such amounts shall be paid in full no later than the end of the year immediately following the year in which the optionee exercised such stock appreciation rights. Any determination under this paragraph may be changed by the Committee from time to time provided that no such change shall require the holder to return to the Company any amount theretofore received or to extend the period within which the Company is required to make full payment of the amount due as the result of the exercise of the optionee's stock appreciation rights.

         (d)      Expiration or Termination of Stock Appreciation Rights.

                  (1) Each stock appreciation right and all rights and obligations thereunder shall expire on a date to be determined by the Committee, such date, however, in no event to be later than ten years from the date on which the related option right was granted.

                  (2) A stock appreciation right shall terminate and may no longer be exercised upon the termination or exercise of the related option right.

12.      FAIR MARKET VALUE

         For the purposes of this Plan and any option or stock appreciation right granted hereunder, the fair market value of the Corporation's Common Stock shall be determined as provided in this Section 12. If the Common Stock is traded upon an established stock exchange or exchanges, the fair market value of shares of Common Stock shall be determined to be the highest closing price of the Common Stock on such stock exchange or exchanges on the day the stock appreciation rights are exercised by the optionee; or if no sales of the Corporation's Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock; provided, however, that during such time as the Corporation's Common Stock is not listed upon an established stock exchange but is traded in the over-the-counter market, the fair market value for such shares shall be (i) the average of the high and low bid prices or (ii) if available, the average of the high and low sales prices, based upon actual transactions, of the Corporation's Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System, or its successor, on the day the stock appreciation rights are exercised by the optionee. If the Common Stock is not listed upon an established stock exchange or traded in the over-the-counter market, the fair market value thereof shall be determined by the Committee acting in good faith. Subject to the foregoing, the Board of Directors and the Committee in determining the fair market value of the Common Stock shall have full authority and discretion and shall be fully protected in doing so. Anything contained herein to the contrary notwithstanding, if any method for determining the fair market value of the Common Stock shall be determined by the Committee to jeopardize the status of an option as an incentive stock option, the Committee may utilize such valuation method as it deems necessary to protect the status of the option as an incentive stock option.

13.      TAX WITHHOLDING

         The Corporation or its Affiliates, as appropriate, shall have the right to deduct from all cash payments any federal, state or local taxes imposed on the recipient and required by law to be withheld with respect to such cash payment. In the case of stock appreciation rights redeemed in Common Stock, or in the case of Common Stock distributed pursuant to exercise of a stock option granted hereunder, the person receiving such Common Stock may be required to pay to the Corporation or its Affiliates, as appropriate, the amount of any such taxes imposed on the recipient and which the Corporation or its Affiliates is required to withhold with respect to such Common Stock. In the event the cash portion of a stock appreciation right is insufficient to cover the required withholding, the optionee may be required to pay to the Corporation or its Affiliates, as appropriate, the amount of such taxes.

14.      RIGHTS AS A STOCKHOLDER

         An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his or her option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10(a) hereof.

15.      MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

         Subject to the terms and conditions and within the limitations of this Plan, the Board of Directors or the Committee may modify, extend or renew outstanding options granted under this Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitutions therefor (to the extent not theretofore exercised). The Board of Directors or the Committee shall not, however, modify any outstanding incentive stock options so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new incentive stock options in substitution therefor specifying a lower price. Notwithstanding the foregoing however, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under this Plan.

16.      INVESTMENT PURPOSE

         Each option under this Plan shall be granted on the condition that the purchases of Common Stock thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the Common Stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of the Common Stock without such registration would otherwise be permissible, such conditions shall be inoperative if in the opinion of counsel for the Corporation such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

17.      OTHER PROVISIONS

         The option agreements authorized under this Plan shall contain such other provisions which are not inconsistent with this Plan and which the Committee or the Board of Directors of the Corporation shall deem advisable. Any incentive stock option agreement shall contain such provisions as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422 of the Code, or to conform to any change in the law.

18.      TERM OF PLAN

         Options may be granted pursuant to this Plan from time to time within a period of ten years from the date this Plan is adopted by the Board of Directors, or the date this Plan is approved by the stockholders of the Corporation, whichever is earlier.

19.      INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

20.      AMENDMENT OF THIS PLAN

         The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue this Plan or revise or amend it in any respect whatsoever without further approval of the stockholders of the Corporation, except that, without approval of the stockholders within twelve months before or after the date of such amendment's adoption, no such revision or amendment shall change the number of shares subject to this Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, increase the maximum term of options as provided herein or remove the administration of this Plan from the Committee. Furthermore, this Plan may not, without the approval of the stockholders, be amended in any manner that will cause incentive stock options issued under it to fail to meet the requirements of incentive stock options as set forth in Section 422 of the Code.

21.      APPROVAL OF STOCKHOLDERS

         This Plan originally became effective upon adoption by the Board of Directors on July 2, 2001 and approval by the holders of a majority of the outstanding shares of Common Stock of the Corporation on December 11, 2001. Options were allowed to be granted hereunder prior to stockholder approval. No shareholder approval is required of this Amended and Restated 2001 Stock Option Plan.

22.      NON-EXCLUSIVITY OF PLAN

         Neither the adoption of this Plan by the Board of Directors, nor the submission of this Plan to the stockholders of the Corporation for approval, shall be construed as creating any limitation on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

         IN WITNESS WHEREOF, this Amended and Restated 2001 Stock Option Plan has been adopted by the Board of Directors as of the 18th day of July, 2003.

                                             LOWRANCE ELECTRONICS, INC.

                                             By:________________________________
                                                 Darrell J. Lowrance, President

ATTEST:

_________________________________
 H. Wayne Cooper, Secretary